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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    September 6, 2000


                             VALLEY NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
                 (State or other jurisdiction of incorporation)

              1-11277                             22-2477875
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                             -----------------------
                    (Address of principal executive offices)

                                 (973) 305-8800
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         On September 6, 2000, Valley National Bancorp  ("Valley") and Merchants
New York Bancorp, Inc. ("Merchants") jointly announced today the signing of a definitive merger agreement (the "Agreement") by which Valley will acquire Merchants. Merchants is the holding company for The Merchants Bank of New York, a commercial bank headquartered in Manhattan. A copy of the press release announcing the merger is attached hereto as an Exhibit.

         Under the terms of the Agreement, each of the 18,645,488 outstanding shares of Merchants Common Stock will be exchanged for 0.7634 shares of Valley Common Stock. The acquisition is expected to be treated as a tax-free exchange to holders of Merchants Common Stock and as a pooling-of-interest for accounting purposes.

         The acquisition is conditioned upon necessary bank regulatory approvals, the approval of Merchant's and Valley's shareholders and other customary conditions. The parties anticipate that the merger will be consummated in the first quarter of 2001.

         In connection with the execution of the Agreement, Merchants has issued an option to Valley which, under certain defined circumstances could result in the issuance of 19.9%, or approximately 4.7 million shares of Merchants Common Stock.

         On September 19, 2000, Valley announced, in connection with the signing of the merger agreement, the termination of its common stock repurchase plan, effective September 19, 2000. A copy of the press release announcing the termination of the repurchase plan is attched hereto as an Exhibit.

         This document contains forward-looking statements concerning the financial condition, results of operations and business of Valley following the consummation of its proposed acquisition of Merchants, the anticipated financial and other benefits of the proposed acquisition and the plans and objectives of Valley's management following the proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, and anticipated results of operations of the combined company following the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "anticipates" or similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Readers are cautioned not to place undue reliance on forward looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results may differ materially from management expectations. Both Valley and Merchants disclaim any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.



Item 7.           Exhibits
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   2.1            Agreement and Plan of Merger dated September 5, 2000 among
                  Valley National Bancorp, Inc., Valley National Bank, Merchants New York Bancorp, Inc. and The Merchants Bank of New York.

   2.2 Stock Option Agreement dated September 5, 2000 between Valley National Bancorp and Merchants New York Bancorp, Inc.

   99.1 Press Release dated September 6, 2000 announcing the signing of the merger agreement between Valley National Bancorp and Merchants New York Bancorp, Inc.

   99.2           Press  Release  dated   September  19,  2000   announcing  the
                  termination of the Valley National Bancorp common stock repurchase plan.
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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VALLEY NATIONAL BANCORP


Dated:  September 20, 2000         By: ALAN D. ESKOW
                                       -----------------------------
                                       Alan D. Eskow
                                       Principal Accounting Officer
                                       and Corporate Secretary


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                                INDEX TO EXHIBITS


Exhibit No.              Description
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   2.1            Agreement and Plan of Merger dated September 5, 2000 among
                  Valley National Bancorp, Inc., Valley National Bank, Merchants New York Bancorp, Inc. and The Merchants Bank of New York.

   2.2 Stock Option Agreement dated September 5, 2000 between Valley National Bancorp and Merchants New York Bancorp, Inc.

   99.1 Press Release dated September 6, 2000 announcing the signing of the merger agreement between Valley National Bancorp and Merchants New York Bancorp, Inc.

   99.2           Press  Release  dated   September  19,  2000   announcing  the
                  termination of the Valley National Bancorp common stock repurchase plan.